UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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Salt Lake City, Utah 84120-6336

(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 18, 2007

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at its corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah on Wednesday, April 18, 2007 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

1.                To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

2.                To ratify the selection of Grant Thornton LLP as USANA’s independent public accountant; and

3.                To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only USANA shareholders of record at the close of business on March 2, 2007, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose that is germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the ten days prior to the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Gilbert A. Fuller
Corporate Secretary

Salt Lake City, Utah

March 13, 2007

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2007

The Board of Directors of USANA Health Sciences, Inc. (“We,” “USANA,” or the “Company”) is soliciting proxies to be used at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”). Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about March 16, 2007. The mailing address of USANA’s principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336. If you attend the Annual Meeting, you may withdraw any prior vote by attending and voting in person on any matters that are brought properly before the meeting. USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and related materials and the cost of the solicitation process.

QUESTIONS AND ANSWERS

Why did I receive this proxy statement?   We have sent you the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at USANA’s Annual Meeting on April 18, 2007. This Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote?   You may vote if you owned common stock as of the close of business on March 2, 2007. On March 2, 2007, there were 17,971,888 shares of our common stock that were outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?   Each share of common stock that you own at the close of business on March 2, 2007 entitles you to one vote.

What am I voting on?   You will be voting on proposals to:

•       Elect five directors to serve for one year each, until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify;

•       Ratify the selection of Grant Thornton LLP as USANA’s independent public accountant; and

•       Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?   You can vote in the following ways:

•       By Mail:   If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card that you will receive from your broker or bank.

•       At the Annual Meeting:   If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on March 2, 2007, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?   Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director and FOR the ratification of the selection of Grant Thornton as our independent public accountant.

May I change my vote after I return my proxy card or voting instruction card?   You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

•       Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•       Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

•       Vote in person on Wednesday, April 18, 2007, at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?   It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?   A quorum must be present to properly convene the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal? The required vote is as follows:

Election of Directors:   The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of such votes. If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board of Directors to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors.

Ratification of the Selection of Independent Public Accountant:   Ratification of the selection of Grant Thornton as our independent public accountant requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Grant Thornton, the Audit Committee of the Board of Directors may, but is not required to, reconsider such appointment.

How will voting on any other business be conducted?   We do not know of any business or proposals to be considered at the Annual Meeting other than those that are described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies that we receive from our shareholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?   Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of USANA will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?   We will pay all of the costs of soliciting these proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation. We will not pay additional compensation to these individuals.

How do I submit a shareholder proposal for next year’s Annual Meeting?   Any shareholder who intends to present a proposal at the 2008 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than December 15, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Who should I call if I have questions?   If you have questions about the proposals or the Annual Meeting, you may call Riley Timmer, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1—ELECTION OF DIRECTORS

USANA’s Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board of Directors has set the number of directors at five. The Board of Directors has nominated five directors to stand for re-election at the Annual Meeting. Each director who is elected at the Annual Meeting will hold office until the Company’s Annual Meeting in 2008, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

Director Nominees

The nominees to the Board of Directors in 2007 are Robert Anciaux, Jerry G. McClain, Ronald S. Poelman, Denis E. Waitley, Ph.D., and Myron W. Wentz, Ph.D. All of these nominees currently serve as members of the Board of Directors. Messrs. Anciaux, McClain, and Poelman are independent directors under the rules of the Nasdaq stock exchange. The following information is furnished with respect to these nominees:

Robert Anciaux, 61, has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982 Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

Jerry G. McClain, 66, has served as a director of USANA since June 2001. Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake City, Utah. From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company that was headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as an Audit Partner and a Managing Partner of Ernst & Young LLP for 35 years in several cities throughout the world. Mr. McClain is a CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively.

Ronald S. Poelman, 53, has served as a director of USANA since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Business Department. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past 25 years. Mr. Poelman is a founding officer of the Utah Chapter of the National Association of Corporate Directors and frequently lectures at the meetings of this and other organizations. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

Denis E. Waitley, Ph.D., 73, has served as a director of USANA since May 2000. Dr. Waitley has also served as a consultant to and a spokesperson for USANA since September 1996. Since 1980, Dr. Waitley has been President of the Waitley Institute, a corporate leadership-training firm that he founded to provide professional and personal development skills for business executives. Dr. Waitley also serves as President of International Learning Technologies, Inc., a company that he founded in 1989, which produces educational audio/visual materials for companies and individuals. During the 1980’s, Dr. Waitley served as Chairman of Psychology for the U.S. Olympic Committee’s Sports Medicine Council. He is the author of several national, best-selling, non-fiction books and audio programs on personal excellence. Dr. Waitley received a B.S. from the U.S. Naval Academy at Annapolis, an M.A. in Organizational Development from the Naval Post Graduate School in Monterrey, California, and a Ph.D. in Human Behavior from La Jolla University.

Myron W. Wentz, Ph.D., 66, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. (“Sanoviv”), a health and wellness center that is located near Rosarito, Mexico. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all of which are located in Peoria, Illinois. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah.

We will vote your shares as you specify in your proxy card. If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD OF DIRECTORS

The Board of Directors is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met four times during 2006. All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Director Independence

We assess director independence on an annual basis. The Board has determined, after careful review, that each member of the Audit Committee is independent, and that three of the five members of the Board of Directors who have been nominated for election at the 2007 Annual Meeting are independent under applicable listing standards of the Nasdaq stock market.

Shareholder Communications with Directors

If the Company receives correspondence from its shareholders that is addressed to the Board of Directors, we forward it to every director or to the individual director to whom it is addressed. Shareholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company’s headquarters at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors except Robert Anciaux were present at the Company’s Annual Meeting of the Shareholders that was held last year in April 2006.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Governance and Nominating Committee. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee meet the definition of “independent,” as set forth in the listing standards of the Nasdaq stock market.

Governance and Nominating Committee.   The Governance and Nominating Committee of the Board of Directors (the “Nominating Committee”) was established in February 2004. The Nominating Committee met two times during 2006. Members of the Nominating Committee during fiscal 2006 and at the date of this Proxy Statement are Robert Anciaux and Ronald S. Poelman, both of whom meet the definition of “independent” set forth in the listing standards of Nasdaq. A written charter has been adopted for the Nominating Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com. The Nominating Committee’s responsibilities include: (i) identifying and evaluating prospective nominees for director, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, (iii) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board’s committees, and (iv) overseeing corporate governance matters.

The Nominating Committee believes that the Company’s Board of Directors should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to the Company’s business. In determining whether a director should be retained and stand for re-election, the Nominating Committee also considers that director’s performance and contribution to the Board during his or her tenure with the Board.

The independent directors may from time to time consider qualified nominees who are recommended by shareholders. Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading “How do I submit a shareholder proposal for next year’s Annual Meeting?” on page 4 of this Proxy Statement. Nominees for director who are recommended by shareholders will be evaluated by the Nominating Committee in the same manner as any other nominee for director.

Audit Committee.   The Audit Committee of the Board of Directors (the “Audit Committee”) is a standing committee of the Board, which has been established as required by Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and the rules of the Nasdaq stock exchange. The Audit Committee met five times during 2006. Members of the Audit Committee during fiscal 2006 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of “independent” set forth in the listing standards of the Nasdaq stock exchange. The Board has determined that Mr. McClain is an “audit committee financial expert,” as defined by Item 401 under

Regulation S-K that has been promulgated by the Securities and Exchange Commission. A written charter has been adopted for the Audit Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com. We believe that this charter complies with the current requirements of the Nasdaq stock exchange regarding audit committee charters. The Audit Committee’s responsibilities include: (i) appointing the independent public accountants of the Company, (ii) reviewing and approving the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent auditors, (iii) reviewing with the independent auditors, and internal audit staff the results of audits, any recommendations from the independent auditors and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

Compensation Committee.   The Compensation Committee of the Board of Directors (the “Compensation Committee”) met six times during 2006. Members of the Compensation Committee during fiscal 2006 and at the date of this Proxy Statement are Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman, each of whom meets the definition of “independent” set forth in the listing standards of the Nasdaq stock exchange. A written charter has been adopted for the Compensation Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com. The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA’s equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2006 was composed of Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman. All members of the Compensation Committee are independent directors. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

EXECUTIVE OFFICERS

The executive officers of USANA at December 30, 2006, and as of the date of this Proxy Statement were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board and Chief Executive Officer
David A. Wentz	President
Fred W. Cooper, Ph.D.	Executive Vice President of Operations
Gilbert A. Fuller	Executive Vice President, Chief Financial Officer, and Secretary
Kevin Guest	Executive Vice President of Marketing
Bradford Richardson	Executive Vice President of Asia Pacific
Mark H. Wilson	Executive Vice President of Customer Relations
Timothy E. Wood, Ph.D.	Executive Vice President of Research and Development

Biographical information for Myron W. Wentz is included in the discussion on page 6 concerning the nominees for director. The following information is provided regarding David A. Wentz, and Messrs. Cooper, Fuller, Guest, Richardson, Wilson, and Wood.

David A. Wentz, 36, President. Mr. Wentz joined USANA as a part-time employee in 1992. He has been a full-time employee since March 1994. From 1993 until April 2004, he was a member of the Company’s Board of Directors. Mr. Wentz was appointed President of USANA in July 2002 and previously served as the Company’s Executive Vice President from October 2001 to July 2002. He served as the Company’s Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company’s Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz, who is the Chairman and Chief Executive Officer of the Company.

Fred W. Cooper, Ph.D., 44, Executive Vice President of Operations. Dr. Cooper was a consultant to the Company from 1997 until early 1998. In February 1998 he joined the Company on a part-time basis as Director of Special Projects. From April 1998 until April 1999, he was employed as a full-time employee of the Company in the capacity of Executive Director of Information Technology, and from April 1999 until August 2000, as the Company’s Vice President of Information Technology. From August 2000 until July 2003, Dr. Cooper was employed by the Company on a part-time basis as Vice President of Information Technology. Thereafter, he became a full-time employee in July 2003 as the Company’s Vice President of Operations. In January 2006, he was appointed as the Company’s Executive Vice President of Operations. Prior to joining USANA, from April 1994 to February 1998, Dr. Cooper was the Director of Market Research and then the Director of Corporate Network Operations for Human Affairs International, a subsidiary of Aetna. Dr. Cooper received a B.S. in Finance and a B.S. in Psychology from the University of Utah. He earned a Ph.D. in Business Administration from the University of Utah.

Gilbert A. Fuller, 66, Executive Vice President, Chief Financial Officer, and Secretary. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance. Mr. Fuller served in this role from May 1996 to June 1999, when he was appointed as the Company’s Senior Vice President. Mr. Fuller has been the Company’s Chief Financial Officer since October 1997. In January 2006, he was appointed as the Company’s Executive Vice President and Chief Financial Officer. Before joining USANA, from January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an M.B.A. from the University of Utah.

Kevin Guest, 44, Executive Vice President of Marketing. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company’s Executive Vice President of Marketing. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing. He has produced all of USANA’s audio, video, and event productions worldwide since the Company’s inception. Mr. Guest earned a B.A. in Communications from Brigham Young University.

Bradford Richardson, 42, Executive Vice President of Asia Pacific. Mr. Richardson joined USANA in December 1997 as Director of International Development. Mr. Richardson served as the Company’s Executive Director of International Development from November 1998 to December 1999. Until

January 2006, when he was appointed as the Company’s Executive Vice President of Asia Pacific, he served as Vice President of International. Prior to joining USANA, Mr. Richardson held international business development positions with Dell, Inc. and Lexmark International, Inc., where he focused on business development in the Asia Pacific region. Mr. Richardson received a B.A. from American University in Washington, D.C., and an MBA from the Wharton School of the University of Pennsylvania.

Mark H. Wilson, 42, Executive Vice President of Customer Relations. Mr. Wilson joined USANA in October 1996 as Director of Customer Relations. Mr. Wilson served as the Company’s Executive Director of Customer Relations from 1998 to April 2000. From April 2000 to January 2006, he served as the Company’s Vice President of Customer Relations. In January 2006, he was appointed as the Company’s Executive Vice President of Customer Relations. Prior to joining USANA, from October 1994 to October 1996, Mr. Wilson was an owner/partner of Great Basin Marketing, a consulting company, specializing in call center start-up and operational management. Prior to joining Great Basin Marketing, from July 1991 until October 1994, Mr. Wilson was Director of Inbound Order Express and Data Processing for Melaleuca, Inc. Mr. Wilson holds a B.S. in Communications from the University of Utah.

Timothy E. Wood, Ph.D., 58, Executive Vice President of Research and Development. Dr. Wood joined USANA in June 1996 as Director of Research and Development. Dr. Wood served in this role from June 1996 to June 1999, when he was appointed as the Company’s Vice President of Research and Development. In January 2006, he was appointed as the Company’s Executive Vice President of Research and Development. Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995, where he managed a team of 25 scientists. From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies. Dr. Wood received a B.S. in Environmental Biology from the University of California, Santa Barbara. He earned an M.S. in Environmental Sciences and a Ph.D. in Biology from Yale University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of Compensation Committee

The executive compensation philosophy and practice of USANA has been developed through a collaborative effort of the Compensation Committee of the Board of Directors (“Compensation Committee” or “Committee”), the Company’s President, Chief Financial Officer, and Vice President of Human Resources. While the Company officers mentioned above offer ideas, opinions, and proposals in Compensation Committee meetings, the Committee functions and votes independently from these officers. The Compensation Committee is responsible for all changes to the executive compensation philosophy and program. The Compensation Committee consists of three members of USANA’s Board of Directors, all of whom are “independent” under the listing standards of the Nasdaq stock market. These members are appointed to the Compensation Committee by the Company’s Board of Directors. The Compensation Committee is governed by a written charter, which outlines the committee’s authority and responsibilities. The full text of the Compensation Committee Charter is available under the “Corporate Governance” section on our website at www.usanahealthsciences.com.

Role of Corporate Leadership in Assisting Compensation Committee

The Compensation Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. Each executive officer and other senior executives participate in an annual performance review with their immediate supervisor, he receives input about his contributions to the Company’s success for the period being assessed. The Compensation Committee seeks input from the Company’s President, Chief Financial Officer, and Vice President of Human Resources to identify key factors and to obtain information that is related to executive compensation. These key factors and information generally involve the individual executive’s level of responsibility, his or her years of experience, his current overall compensation level, the impact of current compensation practices on the Company’s financial statements, and the relationship between executive compensation and performance of the Company.

The Company’s Vice President of Human Resources takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly Committee agenda and in preparing the materials to be presented to the Committee. These materials contain minutes from prior meetings, key items that need to be addressed, and back-up information to help the Committee in its decision-making process.

Compensation Consultants

In June 2005, the Committee engaged Frederic W. Cook & Co., Inc. (“FWC”), an independent executive compensation consulting firm, to advise and make recommendations regarding USANA’s executive compensation program. During 2006, the Committee utilized this study to make decisions regarding compensation changes, including compensation components and compensation levels. The Committee approved the selection of FWC and worked directly with the project leader of that firm on specific assignments and duties. The Committee used information from FWC, as well as from other sources, to determine the type and amounts of executive compensation that are necessary to maintain a strong, committed leadership team at the Company.

Compensation Objectives

The Committee’s compensation objectives are:

•       To attract and retain, through a fair compensation plan, management personnel who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

•       To motivate our management personnel to grow the Company’s revenues and profits for the benefit of our shareholders by tying components of their total compensation to revenues, profits, and shareholder value; and

•       To ensure that compensation practices do not impair USANA’s financial strength or future success.

The Compensation Committee intends to continue to meet these objectives by utilizing and maintaining a balance among three major components of the compensation plan: base salary, cash bonus, and equity compensation.

Compensation Philosophy

Traditionally, USANA has maintained a conservative approach to executive compensation. As shown in the compensation tables following this report, USANA executives do not receive additional retirement benefits that differ from that of other employees, severance agreements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Historically, base salaries paid to executives have been significantly below market for comparable positions and responsibilities. Rather, the Compensation Committee has focused on the use of equity and has relied on large, intermittent stock option grants, as a key retention and reward tool for executives for the long-term. Recently, however, with the required adoption of SFAS No. 123(R) in 2006, this philosophy changed. Using the guidance provided in the FWC study, the Compensation Committee determined that base salaries will be raised and brought more in-line with the median market and that the amount of equity will be reduced. For the most part, rather than using large, intermittent stock option grants, the Compensation Committee intends to issue Stock-Settled Stock Appreciation Rights (“SSARs”) on an annual basis. The Compensation Committee believes this change will continue to align a portion of executive compensation with the Company’s performance, while reducing the potential charge to the Company’s earnings, as required by SFAS No. 123(R).

In addition to base salaries and SSAR equity grants, USANA utilizes a cash-based performance incentive that is tied to Company sales growth and profitability. Again, this additional cash compensation is tied to the Company’s performance.

Components of Compensation

Base Salaries

The executive compensation philosophy in the past has been to provide a low base salary and to provide the greater incentive through the value obtained from stock appreciation. Recently, however, that approach has changed. In October 2005, to assist the Compensation Committee in understanding the competitive nature of USANA’s executive compensation, FWC completed a comprehensive compensation survey for the company (the “FWC Survey”). The FWC Survey analyzed USANA’s executive compensation, relative to businesses of similar size and market value. The survey showed that the base salaries of USANA’s executive officers were on average 47.6% below the median market rate, and 33.2% below the 25th percentile of base salaries of comparable companies.

In response to the FWC Survey, the Compensation Committee determined that base salaries would be increased in a series of three steps beginning in early 2006, moving compensation for key executives closer to the median market pay for similar positions and responsibilities. As the first step, on January 15, 2006, executive base salaries were raised on average 6.8%. The second step was taken on July 2, 2006, when executive base salaries were increased by an additional 19.5%. These two increases moved the average executive base salary to a level that is now 33.1% below the median market rate, and 14.8% below the 25th percentile of base salaries of comparable companies. It is anticipated that, during 2007, the third step will be taken to increase executive base salaries, moving closer to the median compensation of similar positions as shown in the FWC Survey. This three-step approach was implemented by the Compensation Committee to spread out the effect of these increases on the Company’s selling, general, and administrative expense.

The Company’s Founder and Chairman of the Board of Directors, Dr. Myron Wentz, has served with the title of Chief Executive Officer of USANA since its inception. Historically, however, Dr. Wentz has declined to receive any payments of base salary or bonus, and the Company currently expects this to be the case in the future.

Non-Equity Incentive Plan Award (“Cash Bonus”)

USANA offers its executive officers a cash bonus for each year based on USANA’s achieving certain financial and non-financial performance objectives during that year. Cash bonuses are based on a percentage of the executive’s base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each executive is eligible and sets the performance objectives on which cash bonuses for that year will be based. For 2006, the Compensation Committee set the range of these bonuses between 0% and 70% of the executive’s base salary, based on USANA’s achieving specified financial and non-financial performance objectives. In 2006, the financial performance objectives that were used for determining performance-based cash awards were net sales growth, which accounted for 90% of the financial bonus, and operating profit margin, which accounted for the remaining 10% of the financial bonus opportunity. For 2006, executives were eligible to receive a portion of their bonus based on the following financial objectives:

•       no payment of a cash bonus unless USANA met the minimum net sales growth and operating profit margin thresholds of 15% and 16.5%, respectively;

•       a payment of up to 25% of base salary, if USANA’s net sales growth was between 15.0% and 21.7% and if USANA’s operating profit margin was between 16.5% and 17.7%; and

•       a payment of up to 70% of base salary, if USANA’s net sales growth was between 21.8% and 35.0% and if USANA’s operating profit margin was between 16.5% and 18.0%.

In 2006, the Compensation Committee set the minimum net sales and operating profit performance levels for a bonus payment of 25% of base salary, which notably is higher than USANA’s published guidance.

In 2006, USANA met the minimum financial performance levels required for payment of cash bonuses, but did not reach the financial performance levels required for 25% bonus payments. Actual cash bonus awards to executives for performance goals established in 2006 are reflected in column (g) of the Summary Compensation Table on page 16 of this Proxy Statement.

The Compensation Committee has determined that, for 2007, cash bonuses to be paid under the Executive Bonus Plan will be based upon the achievement of certain company financial performance objectives relating to net sales growth and operating margin, which have been set by the Compensation Committee in consultation with the Company’s President. Based on these financial performance objectives, executive officers may receive a cash bonus between 0% and 100% of their base salaries. In addition, the Executive Bonus Plan will pay up to an additional 10% of the executive’s salary, if specified internal financial targets for new markets are achieved.

The target awards for the 2007 Executive Bonus Plan are established as a percentage of the executive’s base salary. These target amounts range between 50% and 110% of base salary. In determining these target amounts, the Compensation Committee considered, among other things, the FWC study, which indicated that the median annual target bonus for the top six executives at companies of comparable size and performance was 50% of base salary. No bonus payment will be made to executives under the 2007 Executive Bonus Plan, unless certain minimum financial performance levels are achieved by the Company. For 2007, executives will be eligible to receive:

•       no payment of a cash bonus, unless USANA achieves the minimum financial performance level;

•       a payment of 50% of base salary, if USANA achieves the minimum financial performance level;

•       a payment of 75% of base salary, if USANA achieves a specified financial performance level;

•       a payment of 100% of base salary, if USANA achieves the maximum financial performance level; and

•  a payment of 110% of base salary in a cash bonus, if USANA achieves all maximum performance levels under the 2007 Executive Bonus Plan, including specified internal financial targets for new markets.

Notably, in 2007, the Compensation Committee set the minimum financial performance level that USANA must achieve for a bonus payment of 50% of base salary at a higher level than net sales growth guidance issued by USANA. The Compensation Committee believes that these minimum financial performance levels are reasonably attainable, subject to the customary risks attendant to USANA’s business operations. The Compensation Committee believes that achievement of the financial performance targets for bonus payments of 75% of base salary or greater will require a significant effort by executives. The Compensation Committee believes it is important that these target and maximum payout levels are aligned with the USANA’s long-term strategic plan and the Committee’s expectations of the Company’s future financial performance.

Future estimated payouts under USANA’s 2007 Executive Bonus Plan are reflected in the Grants of Plan-Based Awards table on page 17 of this Proxy Statement.

Equity Compensation

Prior to 2006, USANA provided equity-based compensation through the issuance of stock options to compensate its executives. The Company relied primarily on large, intermittent stock option grants with five year vesting periods as a key tool for rewarding executives for the long-term. In 2005, however, the Compensation Committee began re-evaluating its philosophy on equity compensation. The most significant factor in this evaluation was the implementation in January 2006 of SFAS No. 123(R), which requires that equity compensation be treated as an expense on the Company’s consolidated statements of earnings.

In April 2006, the USANA 2006 Equity Incentive Award Plan (the “2006 Plan”) was approved by the shareholders of the Company. The 2006 Plan permits the Compensation Committee to grant various types of equity awards, including SSARs, stock options, and deferred stock units (“DSUs”). Prior to adoption of the 2006 Plan, the Company maintained the 2002 Stock Option Plan, which was limited to the granting of either non-qualified or incentive stock options.

Based on its review of the FWC Survey, and after consulting with and receiving recommendations from the Company’s President, Chief Financial Officer, and Vice President of Human Resources, the Compensation Committee determined that SSARs would be the Company’s primary form of equity compensation. SSARs, in contrast to stock options, minimize the dilutive effect created by the use of equity compensation awards. It was also determined that these grants be issued annually, as determined by the Committee. These awards will continue to vest annually in equal installments over a 5-year period.

The Company grants all equity incentive awards based on the fair market value as of the date of grant. Historically, the exercise price for stock options, SSARs, and similar awards was determined by averaging the closing stock price for the five trading days preceding the date of grant. Effective with grants in 2007, the exercise price for such awards will be determined by using the closing price on the date of grant.

Grants of equity awards under the compensation programs discussed above are made for both executives and all other employees at regular Compensation Committee meetings and at special meetings, as needed. The effective date for such grants is the date of such meeting or, for new hires, the first day of employment. The Company does not set the grant dates of its stock option grants in coordination with the release of material non-public information. The Company also does not time the release of material non-public information for the purpose of affecting the value of executive compensation.

In determining equity grants in 2006, the Compensation Committee considered the fact that no equity compensation had been granted to any executives since April 2002 and that, in September 2007, the final block of stock options remaining from the 2002 grants will vest. In light of the foregoing, on April 26, 2006, the Compensation Committee granted 30,000 SSARs to key executives, with the exception of David Wentz, the Company’s President, and Dr. Myron Wentz, the Company’s Chairman and Chief Executive Officer. These SSARs vest 20% annually beginning April 26, 2007.

Upon review of the FWC Survey in January 2006, the Committee recognized that David Wentz’ base salary was 70.4% less than similar positions in the market. Based on this information, the Compensation Committee granted 125,000 stock options to David Wentz on January 30, 2006.

Other Compensation

Other than as described above, USANA does not at this time provide benefits to its key executives that are different than or in addition to those that are provided to its general employees.

Retirement:   Named executive officers are allowed to participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees. For the year ended December 30, 2006, all employees who participated in our 401(k) plan received matching funds equal to $502,959. During 2006, all of our named executive officers, with the exception of Kevin Guest, participated in our 401(k) plan and received matching funds totaling $35,989. We provide no other additional retirement benefits to our employees.

Severance:   USANA has no severance agreements or contracts with any of its key officers and executives that contain post-termination or change-in-control payments.

Perquisites:   We limit the perquisites that we make available to our executive officers. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. The perquisites that we provided to our executives in 2006 include the payment of health, life, and disability insurance premiums, all on the same terms as we provide to all of the Company’s employees.

Insurance Plans and Other Benefits:   We provide insurance plans and other benefits to our executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

Indemnification:   Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Business Corporation Act. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act, and may therefore be unenforceable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee:

Robert Anciaux (Chairman)
Ronald S. Poelman
Jerry G. McClain

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Position During 2006	Year	Salary	Bonus	Stock awards	Option awards(1)	Non-equity incentive plan compensation(2)	Change in pension value and non-qualified deferred compensation earnings	All other compensation(3)	Total
Myron W. Wentz	2006	—	—	—	—	—	—	—	—
Chairman & CEO
David A. Wentz	2006	$ 173,158	—	—	$ 455,010	$ 22,507	—	$ 5,862	$ 656,537
President
Gilbert A. Fuller	2006	$ 198,962	—	—	$ 56,765	$ 25,995	—	$ 6,789	$ 288,511
Executive Vice President &
Chief Financial Officer
Fred W. Cooper	2006	$ 168,599	—	—	$ 102,443	$ 21,921	—	$ 5,684	$ 298,647
Executive Vice President,
Operations
Kevin Guest	2006	$ 161,446	—	—	$ 623,103	$ 20,992	—	$ —	$ 805,541
Executive Vice President,
Marketing
Bradford Richardson	2006	$ 166,975	—	—	$ 102,443	$ 10,855	—	$ 6,466	$ 286,739
Executive Vice President,
Asia Pacific
Mark H. Wilson	2006	$ 168,599	—	—	$ 102,443	$ 21,917	—	$ 5,682	$ 298,641
Executive Vice President,
Customer Relations
Timothy E. Wood	2006	$ 161,926	—	—	$ 102,443	$ 21,130	—	$ 5,506	$ 291,005
Executive Vice President,
Research & Development

(1)        Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with SFAS No. 123(R), of awards pursuant to the Company’s equity-based compensation plans and, thus, includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note K to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, and in note B to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2004.

(2)        Amounts paid in 2007 for performance that are realized in fiscal year 2006, which is discussed further in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)        Includes employer’s matching contribution to the executive’s 401(k) plan.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(2)	Exercise of base price of option awards ($/Sh) (3)	Grant date fair value of stock and option awards ($)
Myron W. Wentz	—	—	—	—	—	—	—	—	—	—	—
David A. Wentz	30-Jan-06 N/A	$ 86,579	$ 129,869	$ 190,474	—	—	—	—	125,000	$ 39.14	$ 2,393,750
Gilbert A. Fuller	26-Apr-06 N/A	$ 99,481	$ 149,222	$ 218,858	—	—	—	—	12,000	$ 37.60	$ 223,452
Fred W. Cooper	26-Apr-06 N/A	$ 84,300	$ 126,449	$ 185,459	—	—	—	—	30,000	$ 37.60	$ 558,630
Kevin Guest	26-Apr-06 N/A	$ 80,723	$ 121,085	$ 177,591	—	—	—	—	30,000	$ 37.60	$ 558,630
Bradford Richardson	26-Apr-06 N/A	$ 83,488	$ 125,231	$ 183,673	—	—	—	—	30,000	$ 37.60	$ 558,630
Mark H. Wilson	26-Apr-06 N/A	$ 84,300	$ 126,449	$ 185,459	—	—	—	—	30,000	$ 37.60	$ 558,630
Timothy E. Wood	26-Apr-06 N/A	$ 80,963	$ 121,445	$ 178,119	—	—	—	—	30,000	$ 37.60	$ 558,630

(1)        The amounts shown in column (c) reflect the minimum payout level under the 2007 Executive Bonus Plan, which is 50% of that executive’s base salary. The amounts shown in column (d) reflect the target payout, which is 75% of that executive’s base salary. The amounts shown in column (e) are 110% of that executive’s base salary, which is the maximum payout that can be obtained under the 2007 Executive Bonus Plan.

(2)        All equity awards granted in 2006 were granted under the 2006 Equity Incentive Award Plan, with the exception of those granted to David A. Wentz, which were granted under the 2002 Stock Option Plan.

(3)        All equity awards were granted at the market value on the date of grant, which was established by averaging the closing price of the Company’s common stock over the five trading days preceding the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Myron W. Wentz	280,000	—	—	$39.18	5-Dec-15	—	—	—	—
David A. Wentz	50,000	—	—	$0.74	30-Jan-12	—	—	—	—
	—	125,000	—	$39.14	30-Apr-11
Gilbert A. Fuller	—	40,000	—	$0.83	1-Mar-12	—	—	—	—
	—	12,000	—	$37.60	25-Jul-11
Fred W. Cooper	—	40,000	—	$0.83	1-Mar-12	—	—	—	—
	—	30,000	—	$37.60	25-Jul-11
Kevin Guest	—	54,000	—	$30.36	18-Feb-14	—	—	—	—
	—	32,000	—	$7.90	24-Feb-13
	—	30,000	—	$37.60	25-Jul-11
Bradford Richardson	20,000	40,000	—	$0.83	1-Mar-12	—	—	—	—
	—	30,000	—	$37.60	25-Jul-11
Mark H. Wilson	10,000	40,000	—	$0.83	1-Mar-12	—	—	—	—
	—	30,000	—	$37.60	25-Jul-11
Timothy E. Wood	—	40,000	—	$0.83	1-Mar-12	—	—	—	—
	—	30,000	—	$37.60	25-Jul-11

(1)        All options vest 20% annually beginning on the first anniversary of the date of grant, with the exception of those held by Gilbert A. Fuller, which expire on July 25, 2011 and which vest 50% annually.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
(a)	(b)	(c)	(d)	(e)
Name	Number of shares acquired on exercise (#)	Value realizedon exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Myron W. Wentz	—	$—	—	—
David A. Wentz	90,000	$3,338,550	—	—
Gilbert A. Fuller	40,000	$1,765,000	—	—
Fred W. Cooper	40,000	$1,733,419	—	—
Kevin Guest	34,000	$745,220	—	—
Bradford Richardson	64,500	$2,726,462	—	—
Mark H. Wilson	30,000	$1,321,050	—	—
Timothy E. Wood	40,000	$1,716,600	—	—

COMPENSATION OF DIRECTORS

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 30, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($)(5)	Total ($)
Robert Anciaux	$57,500	$—	$7,501	—	—	$—	$65,001
Jerry G. McClain	$52,500	$7,497	$—	—	—	$—	$59,997
Ronald S. Poelman	$65,000	$—	$7,501	—	—	$—	$72,501
Denis E. Waitley	$35,000	$7,497	$—	—	—	$150,000	$192,497

(1)    Myron W. Wentz, the Company’s Chairman of the Board and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no compensation for his services as a director.

(2)    Each director receives an annual cash retainer of $35,000. The chair of the Company’s Audit Committee also receives an additional annual cash retainer of $20,000. The chair of the Compensation Committee receives an annual cash retainer of $10,000 and the chair of the Governance and Nominating Committee receives an annual cash retainer of $5,000. Each committee member, other than the chair, receives an annual cash retainer of: $10,000 for the Audit Committee, $5,000 for the Compensation Committee, and $2,500 for the Governance and Nominating Committee. The Company also reimburses all directors for the out-of-pocket expenses that they incurr in connection with their services as directors, which include travel, lodging, and related expenses from attending or participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(3)    Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with SFAS No. 123(R). At December 30, 2006, Jerry G. McClain and Denis E. Waitley each had 1,464 Deferred Stock Units (“DSUs”) outstanding. The grant date fair value of awards granted to Jerry G. McClain and Denis E. Waitley during fiscal 2006 was $55,046 each.

(4)    Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with SFAS No. 123(R). At December 30, 2006, each director had the following number of option awards or stock-settled stock appreciation rights (“SSARs”) outstanding: Robert Anciaux, 9,956 stock options; Jerry G. McClain, 10,000 stock options; Ronald S. Poelman, 30,000 stock options and 2,956 SSARs; and Denis E. Waitley, 35,000 stock options. The grant date fair value of awards granted to Robert Anciaux and Ronald S. Poelman during fiscal 2006 was $55,044 each.

(5)    Amount paid to Denis E. Waitley represents compensation for his service as a consultant to and spokesperson for the Company and has been disclosed in note M to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of February 23, 2007, by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the executive officers and directors of USANA individually, and (3) the executive officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table. Unless otherwise indicated, the mailing address of the shareholder is the address of USANA, 3838 West Parkway Blvd., Salt Lake City, Utah 84120.

	Number of	Percent of
Name and Address	Shares(1)	Class(2)
Beneficial Owners of More Than 5%
Gull Holdings, Ltd.	8,256,564	46.0%
4 Finch Road
Douglas, Isle of Man
Barclays Global Investors(3)	1,070,686	6.0%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Lord Abbett & Co., LLC(3)	1,043,299	5.8%
90 Hudson Street
Jersey City, NJ 07302
Century Capital Management, LLC(3)	1,015,464	5.7%
100 Federal Street
Boston, MA 02110
Directors and Executive Officers
Myron W. Wentz, Ph.D.(4)	8,536,564	46.8%
Chairman of the Board and CEO
David A. Wentz, President(5)	428,929	2.4%
Fred W. Cooper, Ph.D.(6)	11,767	*
Executive Vice President of Operations
Gilbert A. Fuller(7)	19,304	*
Executive Vice President and CFO
Kevin Guest(8)	16,000	*
Executive Vice President of Marketing
Bradford Richardson(9)	60,296	*
Executive Vice President of Asia Pacific
Mark H. Wilson(10)	11,939	*
Executive Vice President of Customer Relations
Timothy E. Wood, Ph.D.(11)	19,750	*
Executive Vice President of Research and Development
Robert Anciaux, Director(12)	9,956	*
Jerry G. McClain, Director(13)	6,664	*
Ronald S. Poelman, Director(14)	22,956	*
Denis E. Waitley, Ph.D., Director(15)	36,464	*
Directors and Officers as a group (12 persons)	9,180,589	49.8%

*                    Less than one percent.

       (1) All entries exclude beneficial ownership of shares that are issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

       (2) Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 17,949,633 shares outstanding on February 23, 2007. Shares of common stock subjected to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

       (3) Reflects the number of shares held at year-end, as filed pursuant to Form SC 13G.

       (4) Includes 8,256,564 shares held of record by Gull Holdings, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz, and 280,000 shares that are issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Holdings, Ltd.

       (5) Includes 75,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 8,979 shares that are held in the executive’s 401(k) account. Also includes 344,950 shares that are held of record, of which there are 50,000 shares have been pledged to support obligations incurred in connection with a prepaid variable forward contract that was entered into by Mr. Wentz with an unaffiliated third-party. The number of shares to be delivered by Mr. Wentz on March 31, 2009 (the maturity date of the contract) will be based on the market price of the Company’s common stock and will not exceed 50,000 shares. Under this arrangement, Mr. Wentz has the right to deliver cash instead of shares.

       (6) Includes 6,000 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 5,767 shares that are held in the executive’s 401(k) account.

       (7) Includes 12,800 shares that are held of record, 6,000 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 504 shares that are held in the executive’s 401(k) account.

       (8) Includes 16,000 shares that are issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

       (9) Includes 30,500 shares that are held of record, 26,000 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 3,796 shares that are held in the executive’s 401(k) account.

(10) Includes 5,000 shares that are held of record, 6,000 shares issuable pursuant to SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 939 shares held in the executive’s 401(k) account.

(11) Includes 13,750 shares that are held of record and 6,000 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(12) Includes 9,956 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(13) Includes 5,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 1,464 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement, and 200 shares held of record.

(14) Includes 22,956 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(15) Includes 35,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 1,464 that are shares issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 29, 2007. Grant Thornton has served as the Company’s independent public accountants since the fiscal year ended December 31, 1995 and audited the financial statements of the Company for the years ended December 30, 2006 and December 31, 2005. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

Independence

Grant Thornton has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended December 30, 2006, and the report of the independent auditors will be presented at the Annual Meeting. Grant Thornton will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

During fiscal years 2006 and 2005, Grant Thornton provided services consisting of the audit of the annual consolidated financial statements of the Company, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings and registration statements that were filed by the Company and its subsidiaries. Grant Thornton also provided other services to the Company in fiscal years 2006 and 2005, consisting primarily of tax consultation and related services. Grant Thornton did not perform any financial information systems design and implementation services for the Company for the fiscal years 2006 and 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Grant Thornton’s independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company’s independent auditor and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve any type of service.

The following table summarizes the fees that were paid to Grant Thornton by the Company during fiscal years 2006 and 2005.

Type of Service and Fee	Fiscal 2006	Fiscal 2005
Audit Fees	$583,597	$507,849
Audit Related Fees	—	1,780
Tax Fees	205,779	113,631
All Other Fees	3,332	3,467
Total Fees	$792,708	$626,727

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP, as the Company’s independent public accountants for the fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

[The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent USANA specifically incorporates this information by reference, and shall not otherwise be deemed to be filed under those acts.]

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The directors who serve on the Audit Committee are all independent for purposes of Rule 4200(A)(15) of The Nasdaq Marketplace Rules.

The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 30, 2006.

We have discussed with the independent public accountants of the Company, Grant Thornton LLP, the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent accountants during its examination of the Company’s financial statements.

We have received and reviewed written disclosures and the letter from Grant Thornton, which is required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and we have discussed with Grant Thornton their independence under such standards. We have concluded that the independent public accountants are independent from the Company and its management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Ronald S. Poelman (Chairman)

Robert Anciaux

Jerry G. McClain

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

The Company has no employment agreements with any of its executive officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires USANA’s officers, directors, and persons who beneficially own more than 10% of USANA’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq stock market. Officers, directors, and greater-than-ten-percent shareholders are also required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, USANA may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors. Indeed, this is a requirement of the Nasdaq stock market. While USANA has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•                    information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

•                    the nature of the transaction and the costs to be incurred by USANA;

•                    an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to USANA from unrelated parties;

•                    an analysis of the significance of the transaction to USANA;

•                    whether the transaction would be in the ordinary course of USANA’s business;

•                    whether the transaction is on terms that are comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party; and

•                    whether the transaction could result in an independent director no longer being considered to be independent under the Nasdaq rules.

After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters.

The accompanying proxy is solicited on behalf of the Board of Directors. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

ANNUAL REPORT

We will mail a copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, to each shareholder of record at March 2, 2007. The report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

FURTHER INFORMATION

Additional copies of the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 (including financial statements and financial statement schedules) that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention:  Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC’s on-line database, located at www.sec.gov.

By Order of the Board of Directors,

Gilbert A. Fuller
Corporate Secretary

Date: March 13, 2007

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder executing and delivering this Proxy hereby appoints Myron W. Wentz, Ph.D. and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 2, 2007, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 18, 2007, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof.

The Board of Directors recommends a Vote “FOR” each of the items listed below.

1.                                       To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify.  The nominees are:

Myron W. Wentz, Ph.D.		Ronald S. Poelman
Robert Anciaux		Denis E. Waitley, Ph.D.	Jerry G. McClain

FOR ALL	WITHHOLD AS TO ALL	FOR ALL EXCEPT
☐	☐	☐

2.                                       To approve and ratify the selection of Grant Thornton LLP as the Company’s independent public accountant.

FOR ALL	AGAINST	FOR ALL EXCEPT
☐	☐	☐

3.                                       To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED.  WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:
Signature

Signature (Joint Owners)